UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 514-0936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2022, W Technologies, Inc., d/b/a Descrypto Holdings, Inc. (the “Company”), entered into a Share Exchange Agreement (the “ACV Agreement”) by and between the Company and American Capital Ventures, Inc. (“ACV”). ACV is owned by Howard Gostfrand, the Company’s Chief Executive Officer, Principal Financial Officer and a member of the Company’s Board of Directors (the “Board”). Pursuant to the terms of the ACV Agreement, the Company agreed to acquire from ACV 88,800,191 shares of common stock owned by ACV in exchange for the issuance of 88,800 shares of Series A preferred stock (“Series A Preferred”) by the Company to ACV. Such shares were issued to ACV on January 13, 2022.

Also on January 13, 2022, the Company entered into a Share Exchange Agreement (the “Leone Agreement”) by and between the Company and Leone Group, LLC (“Leone”). Leone is owned by Laura Anthony, the Company’s President and a member of the Board. Pursuant to the terms of the Leone Agreement, the Company agreed to acquire from Leone 88,800,191 shares of common stock owned by Leone in exchange for the issuance of 88,800 shares of Series A Preferred by the Company to Leone. Such shares were issued to Leone on January 13, 2022.

The foregoing description of the ACV Agreement and the Leone Agreement does not purport to be complete and is qualified in its entirety by reference to the ACV Agreement and the Leone Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2021 by the Company, on November 2, 2021, the Company filed with the Delaware Secretary of State a certificate of amendment to certificate of incorporation in order to change its corporate name, effective December 31, 2021, from W Technologies, Inc. to Descrypto Holdings, Inc. (the “Name Change”). The Name Change will not be effective for SEC or trading purposes, however, until it is cleared by the Financial Industry Regulatory Authority (FINRA).

On January 10, 2022, the Company, known as Descrypto Holdings, Inc. with the Delaware Secretary of State, filed a Certificate of Designations of Preferences and Rights of Series A Preferred Stock (the “Series A Certificate”), creating the Series A Preferred, with 200,000 shares authorized for issuance.

Each share of Series A Preferred is initially convertible into 1,000 shares of common stock at the election of the holder at any time. On any matter submitted to the holders of common stock for a vote or on which the holders of common stock have a right to vote, each share of Series A Preferred will have a number of votes equal to the number of shares of common stock into which the Series A Preferred is convertible and the Series A Preferred will vote together with the common stock as one class.

The Series A Preferred will participate in any dividends, distributions or payments to the holders of the common stock on an as-converted basis. Series A Preferred is not entitled to receive any distribution of the Company’s assets or surplus funds upon a liquidation, merger or similar event.

The foregoing description of the Series A Certificate does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on January 13, 2022, the Company issued 88,800 Series A Preferred shares to ACV in exchange for 88,800,191 shares of common stock. Also on January 13, 2022, as described in Item 1.01 above, the Company issued 88,800 Series A Preferred shares to Leone in exchange for 88,800,191 shares of common stock.

The securities issuances described herein were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series A Preferred Stock
10.1	Share Exchange Agreement, dated as of January 13, 2022, by and between the registrant and American Capital Ventures, Inc.
10.2	Share Exchange Agreement, dated as of January 13, 2022, by and between the registrant and Leone Group, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W Technologies, Inc.

Date: January 14, 2022	/s/ Laura Anthony
Laura Anthony
President